Exhibit 24.01
POWER OF ATTORNEY
Each of the undersigned, being a director or officer, or both, of The Hartford Financial Services Group, Inc. (the “Company”), does hereby constitute and appoint DAVID C. ROBINSON, SCOTT R. LEWIS, AND DONALD C. HUNT, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable them to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company which may be offered or delivered to participants in The Hartford 2020 Stock Incentive Plan, including specifically, but without limitation of the general authority hereby granted, the power of authority to sign and execute on behalf of the undersigned any Registration Statement on Form S-8, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, with respect to The Hartford 2020 Stock Incentive Plan, and hereby ratifying and confirming all that said attorneys and agents, and each of them, shall do or cause to be done by virtue of this power of attorney.
IN WITNESS WHEREOF, the undersigned have hereunto subscribed this power of attorney this 30th day of July 2020.

Signature	Title	Date
/s/ Christopher J. Swift	Chief Executive Officer and Chairman (Principal Executive Officer)	July 30, 2020
Christopher J. Swift

/s/ Beth A. Costello	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2020
Beth A. Costello

/s/ Scott R. Lewis	Senior Vice President and Controller (Principal Accounting Officer)	July 30, 2020
Scott R. Lewis

/s/ Robert B. Allardice III	Director	July 30, 2020
Robert B. Allardice III

/s/ Larry D. De Shon	Director	July 30, 2020
Larry D. De Shon

/s/ Carlos Dominguez	Director	July 30, 2020
Carlos Dominguez

/s/ Trevor Fetter	Director	July 30, 2020
Trevor Fetter

/s/ Kathryn A. Mikells	Director	July 30, 2020
Kathryn A. Mikells

/s/ Michael G. Morris	Director	July 30, 2020
Michael G. Morris

/s/ Teresa W. Roseborough	Director	July 30, 2020
Teresa W. Roseborough

/s/ Virginia P. Ruesterholz	Director	July 30, 2020
Virginia P. Ruesterholz

/s/ Matt Winter	Director	July 30, 2020
Matt Winter

/s/ Greig Woodring	Director	July 30, 2020
Greig Woodring